ARTICLES OF AMENDMENT TO
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ARTICLES OF INCORPORATION (PROFIT)                 [STAMP]
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Form 205 Revised October 1, 2002                  12-03-03
Filing fee: $25.00                                --------           [STAMP]
Deliver to: Colorado Secretary of State                               FILED
Business Division                                [STAMP]       DONETTA DAVIDSON
1560 Broadway, Suite 200                      CHANGE OF NAME
Denver, CO 80202-5169                                        [STAMP]
This document must be typed or machine printed               20031372328  C
                                                             $   25.00
                                                             SECRETARY OF STATE
                                                             11-21-2003 11:57:28

Copies of filed documents may be obtained at www.sos.state.co.us    ABOVE SPACE
                                             -------------------  FOR OFFICE USE
                DPG 20011015207

Pursuant to (Section) 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.   The name of the corporation is:    Pacific Intermedia, Inc.
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          (If changing the name of the corporation, indicate name of corporation
          BEFORE the name change)

2.   The date the following  amendments)  to the Articles of  Incorporation  was
adopted:    11/21/03
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3. The text of each amendment  adopted  (include  attachment if additional space needed):
Name of the corporation is changed to: Raptor Networks Technology, Inc.
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Mailing address is changed to: 65 Enterprise Road, Aliso Viejo, California 92656
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4.   If changing  the  corporation  name,  the new name of the  corporation  is:
Raptor Netwoks Technology, Inc.
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5.   If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
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6.   Indicate manner in which amendments) was adopted (mark only one):
[ ] No shares have been issued or Directors elected - Adopted by Incorporator(s)
[ ] No shares have been issued but Directors have been elected - Adopted by the board of directors
[ ] Shares have been issued but shareholder action was not required - Adopted by the board of directors
[X] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7.   Effective date (if not to be effective upon filing)  Dec 3, 2003   (Not to
                                                        --------------
exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is
refused, are:     Bob Van Leyen, CFO, 65 Enterprise Road, Aliso Viejo,
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California  92656
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Causing a document to be  delivered  to the  secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the
document are true.                              [STAMP]
                                        COMPUTER UPDATE COMPLETE

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